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                               T R FINANCIAL CORP.
                               ORGANIZATION CHART
                                DECEMBER 31, 1996




                          T R Financial Corp. (active)
                      - owns 100% of Roosevelt Savings Bank


                         Roosevelt Savings Bank (active)
              - owns 100% of the following subsidiary corporations


                       Anaconda Enterprises, Inc. (active)

                               BSR, Inc. (active)

                           Bellingham Corp. (inactive)

                      155 East 33rd Street Corp. (inactive)

                       Oyster Bay Holding Corp. (inactive)

                        Rokings Holding Corp. (inactive)

                       Roosevelt Abstract Corp. (inactive)

                          Roosevelt Land Corp. (active)

                        Roosevelt Service Corp. (active)

                        Rosouth Holding Corp. (inactive)

                          VBF Holding Corp. (inactive)


                   All companies listed above are located at:

                                                           1122 Franklin Avenue
                                                           Garden City, NY 11530

Note: During 1995, Roosevelt Savings Bank's 100% owned subsidiary, 250 Jericho Enterprises, Inc. Was dissolved.